Exhibit 99.1

M  A  C  K  –  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

For Immediate Release

Contacts:	Ilene Jablonski Mack-Cali Realty Corporation Vice President of Marketing (732) 590-1528 ijablonski@mack-cali.com	John Gallagher Mercury Public Affairs (212) 681-1380 jgallagher@mercuryllc.com

MACK-CALI REALTY CORPORATION’S NEW LEADERSHIP ANNOUNCES STRATEGIC SHIFT AND THREE YEAR PLAN

As part of Mack-Cali’s strategic shift, the company will focus on urban waterfront properties and transit-oriented markets, while expanding its multi-family portfolio

Edison, New Jersey—September 10, 2015—Mack-Cali Realty Corporation (NYSE: CLI) today announced a comprehensive three-year strategic initiative entitled 20/15 that represents a major step in the transformation of the Company’s portfolio. The Company’s new executive leadership, which took over operations just 100 days ago, will outline the directional shift at a meeting and webcast for investors and analysts later today, and in a detailed form 8-K filed with the SEC last evening. Under the direction of chief executive officer Mitchell Rudin, and president Michael DeMarco, Mack-Cali will transform itself into an owner of waterfront and transit-oriented office properties and a regional owner of luxury multi-family properties.

“Our team is committed to unlocking value for our stakeholders by refocusing the Company to take advantage of our class A assets and expanding our luxury multi-family holdings,” said Mitch Rudin. “People today want to live, work, and play in the same area. They want transit options — how they get to work is almost as important as where they work. Changes we are making to our portfolio and improvements we are making in our efficiency will create a sleeker, more responsive company that is better able to achieve its long-term goals and meet the future needs of our tenants and residents.”

Mack-Cali plans to focus on “Gold Coast” waterfront properties in Jersey City, Weehawken, Hoboken, and West New York. As part of the process, the Company has identified approximately $600 million to $800 million in assets that it will dispose to fund its capital plan.

Disposition of these properties is planned and Mack-Cali will retain brokers who will work to ensure that each property draws the highest price possible.

“Our actions over the last 100 days are just the beginning of a company-wide overhaul designed to create value, while continuing to enhance transparency and disclosure for our investors,” said Mike DeMarco. “We will be disciplined in our approach to allocating capital and managing our balance sheet to ensure the maximum amount of earnings growth and drive our stock price to over NAV.”

The proceeds from these sales will fund Mack-Cali’s capital needs, including the Company’s further expansion in markets such as Jersey City where it is completing the 69-story, 763-unit URL® Harborside project with its partner Ironstate Development Company. URL® Harborside will be the tallest project in New Jersey when completed. The Company also plans to relocate their headquarters to Jersey City in the first half of 2016.

“We’re thrilled that Mack-Cali has decided to locate their headquarters in Jersey City, and we agree: Jersey City has a lot to offer,” said Jersey City Mayor Steven Fulop. “Over the past two years, businesses have made way for roughly 10,000 new jobs in Jersey City, and each one is more exciting than the last. We’re very glad to be adding Mack-Cali jobs to the list.”

Mack-Cali’s focus on the Waterfront will include both commercial and residential properties. The Company currently owns 4.3 million square feet of waterfront office space and 3,400 luxury multi-family units.

Today, also under development is M2, a 311-unit tower that will join the existing Marbella, a 412-unit, 40-story luxury high rise near Harborside, at the end of 2015. The company also has an interest in Monaco, which consists of 523 luxury apartments on the waterfront overlooking Lower Manhattan.

Mack-Cali’s multi-family subsidiary Roseland will be transferred to a distinct subsidiary — Roseland Property Trust (RPT) on September 30, 2015 — which will enable enhanced portfolio performance disclosure. RPT will execute development, construction, financing, and property management while building out and monetizing a geographically diverse portfolio. This will include the strategic repurposing of select Mack-Cali office holdings to multi-family use. The residential portfolio currently includes 6,826 units that are either operating or are “in-construction.” By 2018, the new plan calls for that number to more than double, to approximately 14,843 total residential units operating or “in-construction.”

“Our expansive planned growth under the Roseland brand will solidify our position as a premier multi-family residential developer, owner, and operator in the Northeast,” said Marshall Tycher, president of Roseland. “We will continue to develop assets that are in close proximity to office space, transit, retail, and other quality of life amenities that today’s urban professional requires in a home.”

In addition to efforts to transform its portfolio, Mack-Cali will also make capital expenditures to upgrade existing assets:

•                  Harborside Repositioning: The Company will embark on an approximately $25 million repositioning of this mixed-use complex on the Jersey City Waterfront to capitalize on spectacular Manhattan skyline views, abundant nearby housing, and access to major regional transportation options. Harborside will take advantage of its premier waterfront location to add relevant retail, fitness, and food concepts, including restaurants and bars. The reimagined Harborside will include incubator and communal workspace, as well as state-of-the-art technology infrastructure. There is a meaningful long-term growth opportunity to attract TAMI (technology, arts, media, and information) tenants to this transformed development.

•                  Suburban Assets: Mack-Cali will undertake a $20 million upgrade of key suburban assets in Parsippany, Paramus, and White Plains. These upgrades will include lobby renovations, cafes and lounges, childcare centers, renovated restrooms, and conference and fitness centers. This will transform these buildings to class A properties, thus driving occupancy, presenting the opportunity for higher rents, and enhancing Mack-Cali’s position as a key player in these markets.

Improving operating efficiencies is also a key part of the company’s strategic shift. During the first 100 days under new leadership, the company has identified approximately $25 million in savings, which will fund the suburban asset upgrades. These cost savings will be accomplished by assessing staffing levels, reducing G&A, rebidding professional services, and refinancing for 2016 and 2017 interest expense savings.

“Mack-Cali will greatly benefit from the recycling of capital out of non-core assets and redeploying the capital into high-yielding opportunities, including development, acquisitions, repurposing, and repositioning assets into class A product,” said the Company’s chief investment officer Ricardo Cardoso.

A form 8-K filed with the SEC containing materials to be presented today is available on the Company’s website at www.mack-cali.com/investors/company-filings-reports. A live webcast, expected to begin at 11:30 a.m., as well as a replay that will be available for 30 days at https://www.mack-cali.com/investors/events/.

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its two-platform operations of Waterfront and transit-based office and luxury multi-family. Mack-Cali owns or has interests in 274 properties, consisting of 255 office and office/flex properties totaling approximately 29.7 million square feet and 19 multi-family rental properties containing approximately 5,700 residential units and a pipeline of 10,000 units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

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